                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Electropharmacology, Inc.
Pompano Beach, Florida

   We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement Form S-3 No. 333-03887 and related Prospectus of Electropharmacology, Inc. for the registration of 3,756,552 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1997, (except for the last paragraph of Note 2, as to which the date is April 7, 1997, the third paragraph of Note 10, as to which the date is April 12, 1997, and the sixth paragraph of Note 11, as to which the date is March 27, 1997) with respect to the financial statements of Electropharmacology, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG, LLP
                                              ----------------------------
                                              Ernst & Young, LLP

West Palm Beach, Florida
July 9, 1997


                                     II-6